Exhibit 21.1
                                              The Ziegler Companies 2003 10-K



                                SUBSIDIARIES OF
                          THE ZIEGLER COMPANIES, INC.

     Subsidiary                         State of Incorporation or Organization
     ----------                         --------------------------------------

B. C. Ziegler and Company                               Wisconsin
Ziegler Financing Corporation                           Wisconsin
Ziegler Healthcare Capital, LLC                         Delaware
First Church Financing Corporation                      Wisconsin
Ziegler Equity Funding I, LLC                           Wisconsin
ZHP I, LLC                                              Delaware
Ziegler Healthcare Fund I, L.P.                         Delaware